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                                                                      EXHIBIT 21

                  LANCASTER COLONY CORPORATION AND SUBSIDIARIES

                     SIGNIFICANT SUBSIDIARIES OF REGISTRANT

                                                                                     STATE OF       PERCENT OF
                       NAME                                      SEGMENT           INCORPORATION     OWNERSHIP
                       ----                                      -------           -------------    ----------
Colony Printing & Labeling, Inc......................      Glassware & Candles        Indiana          100%
Dee Zee, Inc.........................................          Automotive              Ohio            100%
E. O. Brody Company..................................      Glassware & Candles         Ohio            100%
Fostoria Glass, LLC..................................      Glassware & Candles         Ohio            100%
Indiana Glass Company................................      Glassware & Candles        Indiana          100%
Jackson Plastics Operations, Inc.....................          Automotive              Ohio            100%
Koneta, Inc..........................................          Automotive              Ohio            100%
LaGrange Molded Products, Inc........................          Automotive            Delaware          100%
Lancaster Colony Commercial Products, Inc............      Glassware & Candles         Ohio            100%
Lancaster Glass Corporation..........................      Glassware & Candles         Ohio            100%
T. Marzetti Company..................................        Specialty Foods           Ohio            100%
Marzetti Frozen Pasta, Inc (FKA Reames Foods, Inc.)..        Specialty Foods           Iowa            100%
New York Frozen Foods, Inc...........................        Specialty Foods           Ohio            100%
Pretty Products, Inc.................................          Automotive              Ohio            100%
Sister Schubert's Homemade Rolls, Inc................        Specialty Foods          Alabama          100%
The Quality Bakery Company, Inc......................        Specialty Foods           Ohio            100%
Waycross Molded Products, Inc........................          Automotive              Ohio            100%

All subsidiaries conduct their business under the names shown.